                                                                     EXHIBIT "5"



                                August 25, 1995




XETA Corporation
4500 South Garnett Road
Suite 1000
Tulsa, Oklahoma  74146

                    RE: XETA CORPORATION FORM S-8 REGISTRATION STATEMENT OUR FILE NO. 191-02

Gentlemen:

         We have acted as counsel for XETA Corporation, an Oklahoma corporation (the "Company"), in connection with the (i) proposed issuance of shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company upon the exercise of stock options pursuant to the XETA Corporation Employee Stock Option Plan, and pursuant to the following individual Stock Purchase Options granted in connection with compensation agreements between the recipients of such individual options and the Company (the Employee Plan and such individual options being collectively referred to herein as the "Plans"):

         1.  Stock Option Agreement between XETA Corporation and Ron B. Barber
         2.  Stock Option Agreement between XETA Corporation and James E. Beebe
         3.  Stock Option Agreement between XETA Corporation and Donald Duke
         4.  Stock Option Agreement between XETA Corporation and Robert
             Hisrich
         5.  Stock Option Agreement between XETA Corporation and Jack R.
             Ingram
         6.  Stock Option Agreement between XETA Corporation and Donald E.
             Reigel
         7.  Stock Option Agreement between XETA Corporation and Darlene
             Schriner
         8. Stock Option Agreement between XETA Corporation and Ronald L. Siegenthaler;

and (ii) the registration of such issuance pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission relating to an aggregate of 813,000 shares of Common Stock issuable pursuant to the Plans.

         We are rendering this opinion as of the time the registration statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

         In rendering this opinion, we have examined, among other things, the Certificate of Incorporation and Bylaws of the Company, as amended, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such issuance, the registration statement and such other documents and representations as we deemed necessary in order to render the opinions expressed herein.

XETA Corporation
August 25, 1995
Page 2




         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma; and

         2. The shares of Common Stock which are issuable pursuant to the terms of the Plans have been validly authorized for issuance and, upon issuance and delivery thereof and the payment therefor in accordance with the provisions of the Plans, the Common Stock so issued will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement.

                                                   Very truly yours,

                                                   BARBER & BARTZ



                                                   By  /s/Nancy Jones


NHJ/ls